Exhibit 10.2

THE ALLSTATE CORPORATION

2009 EQUITY INCENTIVE PLAN

OPTION AWARD AGREEMENT

[Name]

In accordance with the terms of The Allstate Corporation 2009 Equity Incentive Plan (the “Plan”), pursuant to action of the Compensation and Succession Committee of the Board of Directors, The Allstate Corporation (the “Company”) hereby grants to you (the “Participant”), subject to the terms and conditions set forth in this Option Award Agreement (including Annex A hereto and all documents incorporated herein by reference) the right and option (the “Option”) to purchase from the Company the number of shares of its common stock, par value $.01 per share, set forth below:

Type of Option Granted:	Nonqualified

Number of Shares to
which Option Pertains:	[__________]

Date of Grant:	[__________]

Option Exercise Price:	$ , which is the Fair Market Value on the Date of Grant

Vesting:	[_______________________________________________]
(subject to Section 2 of Annex A)

Expiration Date:	Close of business on [__________]

Exercise Period:	Date of Vesting through Expiration Date (subject to Section 2 of Annex A)

THIS OPTION IS SUBJECT TO FORFEITURE AS PROVIDED IN THIS OPTION AWARD AGREEMENT AND THE PLAN.

Further terms and conditions of the Award are set forth in Annex A hereto, which is an integral part of this Option Award Agreement.

All terms, provisions, and conditions applicable to the Option Award Agreement set forth in the Plan and not set forth herein are hereby incorporated by reference.  To the extent any provision hereof is inconsistent with a provision of the Plan, the provision of the Plan will govern.  By accepting this Award as provided in the following sentence, the Participant hereby acknowledges the receipt of a copy of this Option Award Agreement including Annex A and a copy of the Prospectus and agrees to be bound by all the terms and provisions hereof and thereof.  This Award will be deemed accepted if the participant does not decline this Award by accessing the Fidelity NetBenefits® website at www.NetBenefits.com and selecting the “Decline Grant” option for this Award within 30 days of the Date of Grant.  [Note:  The following language will be added to awards for Allstate Investment Management Limited employees:  Separate conditions apply to employees of Allstate Investment Management Limited.]

Attachment:  Annex A

ANNEX A

TO

THE ALLSTATE CORPORATION

2009 EQUITY INCENTIVE PLAN

OPTION AWARD AGREEMENT

Further Terms and Conditions of Award.  It is understood and agreed that the Award of the Option evidenced by this Option Award Agreement to which this is annexed is subject to the following additional terms and conditions:

1.         Exercise of Option.  To the extent vested and subject to Section 2 below, the Option may be exercised in whole or in part from time to time by delivery of written notice (or other method acceptable to the Company) of exercise and payment to Stock Option Record Office, The Allstate Corporation, 2775 Sanders Road, Ste F5, Northbrook, Illinois  60062, unless the Company advises the Participant to send the notice and payment to a different address or a designated representative. Such notice and payment must be received not later than the Expiration Date, specifying the number of shares of Stock to be purchased.  The minimum number of shares to be purchased in a partial exercise shall be the lesser of 25 shares and the number of shares remaining unexercised under this Award.

The Option Exercise Price shall be payable:  (a) in cash or its equivalent, (b) by tendering previously acquired Stock (owned for at least six months) having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (c) by broker-assisted cashless exercise, (d) by share withholding, or (e) by a combination of (a), (b), (c) and/or (d).

With respect to tax withholding required upon exercise of the Option, the Participant may elect to satisfy such withholding requirements, in whole or in part, by having Stock with a Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction withheld from the shares due upon Option exercise.

2.         Termination of Employment.  Upon the Participant’s Termination of Employment, the following provisions of this Section 2 shall apply.

(A)       If the Participant’s Termination of Employment is on account of death or Disability, then the Option, to the extent not vested, shall vest, and the Option may be exercised, in whole or in part, by the Participant (or the Participant’s personal representative, Beneficiary, estate, or transferee, as the case may be) at any time on or before the earlier to occur of the Expiration Date and the second anniversary of the date of such Termination of Employment.

(B)        If the Participant’s Termination of Employment is on account of Retirement at the Normal Retirement Date or Early Retirement Date, to the extent the Option is vested on the date of Termination of Employment, it may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of the Expiration Date and the fifth anniversary of the date of such Termination of Employment.

(C)        If the Participant’s Termination of Employment is on account of Retirement at the Normal Retirement Date,

(i)         any Option granted more than twelve (12) months prior to the Normal Retirement Date to the extent it is not vested, and

(ii)        a prorated portion of any Option granted within twelve (12) months of the Normal Retirement Date to the extent it is not vested (such proration to be determined by multiplying the Number of Shares to which Option Pertains by a fraction, the numerator of which is the number of days the Participant was employed since the Date of Grant and the denominator of which is 365)

shall continue to vest in accordance with its terms, and when vested, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of the Expiration Date of the Option and the fifth anniversary of the date of such Termination of Employment.  The remaining portion of the Option that is not vested shall be forfeited.

(D)       If the Participant’s Termination of Employment is on account of Retirement at the Early Retirement Date, a prorated portion of the Option (such proration to be determined by multiplying the Number of Shares to which Option Pertains by a fraction, the numerator of which is the number of days the Participant was employed since the Date of Grant and the denominator of which is the number of days during the entire vesting period, and then subtracting the number of shares already vested), shall continue to vest in accordance with its terms, and when vested, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of  the Expiration Date and the fifth anniversary of the date of such Termination of Employment.  The remaining portion of the Option that is not vested shall be forfeited.

(E)       If the Termination of Employment occurs during the Post-Change Period and

(i)      the Participant’s Termination of Employment is initiated by the Employer other than for Cause, death, or Disability, or

(ii)      the Participant is a participant in The Allstate Corporation Change in Control Severance Plan (the “CIC Plan”) and the Participant’s Termination of Employment is initiated by the Participant for Good Reason, the Option, to the extent not vested, shall vest and may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of the Expiration Date and the fifth anniversary of the date of such Termination of Employment.

(F)        If the Participant’s Termination of Employment is for any other reason, any portion of the Option that is not vested shall be forfeited, and the Option, to the extent it is vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of the Expiration Date and three months after the date of such Termination of Employment.

(G)       If the Participant’s Termination of Employment is on account of Retirement at the Normal Retirement Date or Early Retirement Date, or in accordance with subsection (E) above, and if the Participant dies after such Termination of Employment but before the date the Option must be exercised as set forth in subsections (C), (D), and (E) above, any portion of the Option that is not vested, and has not been forfeited or expired in accordance with subsections (C), (D), or (E), shall vest and the Option may be exercised, in whole or in part, by the Participant’s personal representative, Beneficiary, estate, or transferee, as the case may be, at any time on or before the earliest to occur of the Expiration Date, the second anniversary of the date of death, and the fifth anniversary of the date of such Termination of Employment.   If the Participant’s Termination of Employment is for any reason other than death, Disability, Normal Retirement, Early Retirement, or Termination of Employment described in subsection (E) above, and if the Participant dies after such Termination of Employment but before the date the Option must be exercised as set forth in subsection (F) above, the Option, to the extent it is vested on the date of the Participant’s death, may be exercised, in whole or in part, by the Participant’s personal representative, Beneficiary, estate, or transferee, as the case may be, at any time on or before the earlier to occur of the Expiration Date of the Option and three months after the date of Termination of Employment.

3.         Transferability of Options. Except as set forth in this Section 3, the Option shall be exercisable during the Participant’s lifetime only by the Participant and may not be assigned or transferred other than by will or the laws of descent and distribution.  The Option, to the extent vested, may be transferred by the Participant during his lifetime to any “Family Member.”  A transfer of the Option pursuant to this Section 3 may only be effected by the Company at the written request of a Participant and shall be effective only when recorded in the Company’s record of outstanding Options. Such transferred Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution.  A transferred Option shall continue to be governed by and subject to the terms and limitations of the Plan and this Option Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if no transfer had taken place.  In no event shall an Option be transferred for consideration.

4.         Ratification of Actions.  By accepting the Award or other benefit under the Plan, the Participant and each person claiming under or through him shall be conclusively deemed to have indicated the Participant’s acceptance and ratification of, and consent to, any action taken under the Plan or the Award by the Company, the Board, or the Compensation and Succession Committee.

5.         Notices.  Any notice hereunder to the Company shall be addressed to its Stock Option Record Office, and any notice hereunder to the Participant shall be addressed to him at the address specified on this Option Award Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.

6.         Governing Law and Severability.  To the extent not preempted by Federal law, this Option Award Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions.  In the event any provision of the Option Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Option Award Agreement, and this Option Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

7.         Definitions.  In addition to the following definitions, capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

“Board Turnover” – see clause (c) of the definition of “Change in Control.”

“Cause” for those Participants who are not eligible to participate in the CIC Plan, means a Participant’s Termination of Employment for actions which would constitute conduct leading to immediate termination pursuant to Company policy.  If a Participant is a participant in the CIC Plan, “Cause” means “Cause” as that term is defined in the CIC Plan on the Date of Grant.

“Change in Control” means, except as otherwise provided at the end of this definition, the occurrence of any one or more of the following:

(a)        (Voting Power)  any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries, acquires or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons, ownership of stock of the Company possessing 30% or more of the combined voting power of all Voting Securities of the Company (such a Person or group that is not a Similarly Owned Company (as defined below), a “More than 30% Owner”), except that no Change in Control shall be deemed to have occurred solely by reason of such ownership by a corporation with respect to which both more than 70% of the common stock of such corporation and Voting Securities representing more than 70% of the combined voting power of the Voting Securities of such corporation are then owned, directly or indirectly, by the Persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the common stock and Voting Securities of the Company, as the case may be (a “Similarly Owned Company”); or

(b)        (Majority Ownership) any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries, acquires ownership of more than 50% of the voting power of all Voting Securities of the Company or of the total fair market value of the stock of the Company (such a Person or group that is not a Similarly Owned Company, a “Majority Owner”), except that no Change in Control shall be deemed to have occurred solely by reason of such ownership by a Similarly Owned Company; or

(c)        (Board Composition) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election (“Board Turnover”); or

(d)        (Reorganization) the consummation of a merger, reorganization, consolidation, or similar transaction, or of a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company, or a plan of liquidation of the Company (any of the foregoing, a “Reorganization Transaction”) that, does not qualify as an Exempt Reorganization Transaction.

Notwithstanding anything contained herein to the contrary:  (i) no transaction or event shall constitute a Change in Control for purposes of this Agreement unless the transaction or event constituting the Change in Control also constitutes a change in the ownership of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)), a change in effective control of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vi)) or a change in the ownership of a substantial portion of the assets of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)); and (ii) no sale or disposition of one or more Subsidiaries (“Sale Subsidiary”) or the assets thereof shall constitute a Change in Control for purposes of this Agreement if the investments in and advances by the Company and its Subsidiaries (other than the Sale Subsidiaries) to such Sale Subsidiary as of immediately prior to the sale or disposition determined in accordance with Generally Accepted Accounting Principles (“GAAP”) (but after intercompany eliminations and net of the effect of intercompany reinsurance) are less than 51% of the Consolidated Total Shareholders’ Equity of the Company as of immediately prior to the sale or disposition.  Consolidated Total Shareholders’ Equity means, at any date, the total shareholders’

equity of the Company and its Subsidiaries at such date, as reported in the consolidated financial statements prepared in accordance with GAAP.

“Exempt Reorganization Transaction” means a Reorganization Transaction that fails to result in (a) any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)) becoming a More than 30% Owner or a Majority Owner, (b) Board Turnover, or (c) a sale or disposition to any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)) of the assets of the Company that have a total Gross Fair Market Value equal to at least forty percent (40%) of the total Gross Fair Market Value of all of the assets of the Company immediately before such transaction.

“CIC Plan” – see subsection 2(E).

“Good Reason” means “Good Reason” as that term is defined in the CIC Plan on the Date of Grant.

“Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

“Majority Owner” – see clause (b) of the definition of “Change in Control.”

“More than 30% Owner” – see clause (a) of the definition of “Change in Control.”

“Post-Change Period” means the period commencing on the date on which a Change in Control first occurs and ending on the earlier of (a) the second anniversary of the date on which a Change in Control first occurs, and (b) the Expiration Date.

“Reorganization Transaction” -- see clause (d) of the definition of “Change in Control.”

“Similarly Owned Company” -- see clause (a) of the definition of “Change in Control.”